UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

CARROLS RESTAURANT GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	16-0958146
(State of incorporation or organization)	(IRS Employer Identification No.)

968 James Street Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-137524

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share, of Carrols Restaurant Group, Inc., a Delaware corporation (the “Registrant”), is incorporated herein by reference to the section captioned “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-137524), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”). The Registration Statement was originally filed with the Commission on September 22, 2006 and amended on each of October 25, 2006, November 9, 2006 and November 24, 2006 and may hereafter be amended. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

3.1	Form of Restated Certificate of Incorporation of Carrols Restaurant Group, Inc.*

3.2	Form of Amended and Restated By-laws of Carrols Restaurant Group, Inc.*

4.1	Form of Stockholders Agreement by and among Carrols Holdings Corporation, Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Atlantic Restaurants, Inc., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.23 to Carrols Corporation’s 1996 Annual Report on Form 10-K)

4.2	First Amendment, dated as of October 14, 2003, to Carrols Holdings Corporation Stockholders Agreement (incorporated by reference to Exhibit 4.6 to Carrols Corporation December 31, 2003 Annual Report on Form 10-K)

4.3	Form of Registration Agreement by and among Carrols Holdings Corporation, Atlantic Restaurants, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.24 to Carrols Corporation’s 1996 Annual Report on Form 10-K)

4.4	Registration Rights Agreement, relating to the 9% Senior Subordinated Notes, dated as of December 15, 2004 by and among Carrols Corporation, the Guarantors named therein, J.P. Morgan Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc., Wachovia Capital Markets, LLC and SunTrust Capital Markets, Inc. (incorporated by reference to Exhibit 10.1 to Carrols Corporation’s Form 8-K filed on December 21, 2004)

4.7	Form of Stock Certificate of Common Stock*

10.31	Form of Agreement, by and among Carrols Restaurant Group, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners, II, L.P., BIB Holdings (Bermuda) Ltd., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman*

10.32	Form of Amendment No. 1 to Registration Agreement, by and among Carrols Restaurant Group, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners, II, L.P., BIB Holdings (Bermuda) Ltd., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman*

*	Incorporated by reference to the exhibit of the same number in the Registration Statement on Form S-1 (No. 333-137524), originally filed with the Commission on September 22, 2006, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CARROLS RESTAURANT GROUP, INC.

November 29, 2006		/s/ Joseph Zirkman
	Name:	Joseph Zirkman
	Title:	Vice President, General Counsel and Secretary